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                                                                      Exhibit 11

                             CALCULATION OF EARNINGS
                            PER SHARE OF COMMON STOCK
                            (In thousands of shares)

                                                                         Thirteen Weeks Ended
                                                                  -----------------------------------
                                                                   April 2,                  April 4,
                                                                     2000                      1999
                                                                  ----------                -----------
Number of shares of
Class A and Class B
common stock outstanding
at beginning of
period                                                                9,439                    10,093

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of restricted
stock awards                                                              1                         5
                                                                    -------                   -------

Shares used in the
computation of basic
earnings per common share                                             9,440                    10,098

Adjustment to reflect
dilution from common stock
equivalents                                                              18                        45
                                                                    -------                   -------

                                                                      9,458                    10,143
                                                                    -------                   -------

Net income available for
common shares                                                      $ 23,569                  $ 44,715
                                                                    -------                   -------

Basic earnings per common
share                                                              $   2.50                  $   4.43
                                                                    -------                   -------

Diluted earnings per
common share                                                       $   2.49                  $   4.41
                                                                    -------                   -------
